Exhibit 4.7

Amendment No. 1 to the Securities Purchase Agreement

AMENDMENT No. 1 TO SECURITIES PURCHASE AGREEMENT, dated as of December 18, 2003 (this “Amendment”), by and among TenFold Corporation, a Delaware corporation (the “Company”), and the purchasers listed in Exhibit A (the “Purchasers”).

RECITALS

WHEREAS, the Company and each of the Purchasers have entered or will have entered into a Securities Purchase Agreement, dated December 22, 2003 (the “Purchase Agreement”), the Company desires to issue and sell to Purchasers, and Purchasers desire to purchase from the Company, a minimum offering of $8 million of shares (the “Shares”) of common stock, $.001 par value per share (the “Common Stock”), of the Company, and a maximum offering of $10 million of Shares of Common Stock in a private placement transaction, as set forth in the Company’s Selling Memorandum, dated November 2003, amended December 2003 (together with the Commission Documents, as defined in the Purchase Agreement, collectively referred to herein as the “Offering Materials”); and

WHEREAS, the Company distributed the Offering Materials to a limited number of selected prospective investors in connection with the offering of such Shares (the “Offering”), on the terms and conditions set forth herein;

WHEREAS, the Company and the Purchasers desire to amend the Purchase Agreement to provide for additional covenants of the Company;

NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto do hereby agree as follows:

1. Definitions. Defined terms used but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

2. Piggyback Registration Rights. (a) In the event that the Shelf Registration Statement is not effective at anytime after the date hereof, then the Company covenants and agrees with the Purchasers that if, at any time before the two year anniversary of the date hereof, it proposes to file a new registration statement with respect to the public sale of Common Stock for cash (other than in connection with an offering to the Company’s employees, an acquisition, merger or similar transaction, an employee benefit plan, an exchange offer or a dividend reinvestment plan) under the Securities Act in a primary registration on behalf of the Company and/or in a secondary registration on behalf of holders of such securities and the registration form to be used may be used for registration of the Registrable Securities, the Company will give written notice at least 30 days prior to such filing to the Purchasers at the addresses appearing on the records of the Company of its intention to file a registration statement and will offer to use its reasonable best efforts to include in such registration statement any of the Registrable Securities, subject to paragraphs (i) and (ii) of this paragraph (a), such number of Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the giving of notice by the Company. All registrations requested pursuant to this paragraph (a) are referred to herein as “Piggyback Registrations”. All Piggyback Registrations pursuant to this paragraph (a) will be made solely at the Company’s expense, other than (x) all underwriters’, broker-dealers’, placement agents’ and similar selling discounts, commissions and fees relating to the sale of the Purchasers’ Registrable Securities, (y) any costs and expenses of counsel, accountants or other advisors retained by the Purchasers and (z) all transfer, franchise, capital stock and other taxes, if any, applicable to the Purchasers’ Registrable Securities (collectively, “Purchasers’ Expenses”) which shall be paid by the Purchaser. If the securities or blue sky laws of any jurisdiction in which the securities so registered are proposed to be offered would require the Purchasers’ payment of greater registration expenses than those otherwise required by this Section 2 and if the Company shall determine, in good faith, that the offering of such securities in such jurisdiction is necessary for the successful consummation of the registered offering, then the Purchasers shall either agree to pay the portion of the registration expenses required by the securities or blue sky laws of such jurisdiction to be paid by the Purchasers or withdraw his request for inclusion of his Registrable Securities in such registration.

(i) Priority on Primary Registrations. If a Piggyback Registration is part of an underwritten primary registration for the Company, and the managing underwriter(s) for such offering advise(s) the Company in writing that, in its opinion, the amount of securities to be offered should be limited in order to assure a successful offering, the amount of Registrable Securities to be included in such registration statement shall be so limited and shall be allocated among the persons selling such securities in the following order of priority: (w) first to be registered will be the securities the Company proposes to sell, (x) next to be registered will be the securities subject to any demand or other piggyback registration rights granted by the Company prior to the date hereof, (y) next to be registered will be the Registrable Securities in proportion, as nearly as practicable, to the number of Registrable Securities desired and eligible to be sold by each holder of such Registrable Securities and (z) next to be registered will be any other Common Stock subject to similar demand or piggyback registration rights granted by the Company in proportion, as nearly as practicable, to the number of Common Stock desired and eligible to be sold by each holder of such Common Stock.

(ii) Priority on Secondary Registrations. If a Piggyback Registration is part of an underwritten secondary registration for holders of securities of the Company and not a primary registration for the Company, and the managing underwriter(s) for such offering advise(s) the Company in writing that, in its opinion, the amount of securities to be offered should be limited in order to assure a successful offering, the amount of Registrable Securities to be included in such registration statement shall be so limited and shall be allocated among the persons selling such securities in the following order of priority: (x) first to be registered will be the securities subject to any demand or other piggyback registration rights granted by the Company prior to the date hereof, (y) next to be registered will be the Registrable Securities in proportion, as nearly as practicable, to the number of Registrable Securities desired and eligible to be sold by each holder of such

Registrable Securities and (z) next to be registered will be any other Common Stock subject to similar demand or piggyback registration rights granted by the Company in proportion, as nearly as practicable, to the number of Common Stock desired and eligible to be sold by each holder of such Common Stock.

Notwithstanding the provisions of this Section 2, the Company shall have the right at any time and for any reason or for no reason after it shall have given written notice pursuant to this Section 2 (irrespective of whether a written request for inclusion of any such securities has been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but before the effective date thereof and, thereupon, shall be relieved from its obligation to proceed with such registration. If any registration pursuant to this paragraph (a) is an underwritten offering, the Company shall be entitled to select the underwriter or managing underwriter(s) (in the case of a syndicated offering) of such offering.

(b) Action to be Taken by the Company. In connection with the registration of Registrable Securities in accordance with paragraphs of this Section 2, the Company agrees to:

(i) Bear the expenses of any registration or qualification under paragraph (a) of this Section 2, including, but not limited to, legal, accounting and printing fees; provided, however, that in no event shall the Company be obligated to pay any of the Purchasers’ Expenses, which shall be paid by the Purchasers; and

(ii) Use its reasonable best efforts to register or qualify the Registrable Securities included in a registration statement for offer or sale under state securities or blue sky laws of such jurisdictions in which such Purchasers shall reasonably request and do all other acts or things necessary or advisable to effect the registration or qualification of the Registrable Securities covered by such amendment or registration statement in the various states; provided, however, that no registration or qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process, to taxation as a foreign corporation doing business in such jurisdiction, to any requirement that it qualify generally to do business as a foreign corporation in such jurisdiction, or to any requirement that it agree to restrictions on future actions by the Company to which it is not then subject.

(c) Action to be Taken by the Purchasers. Any written request to exercise registration rights pursuant to paragraphs (a) of this Section 2 shall contain, as applicable, (i) a description of the proposed plan of distribution of the Registrable Securities, including the name of any underwriters, the amounts underwritten and any material relationship between any proposed underwriter and the Company, (ii) the full name of the Purchaser, the number of Registrable Securities and other securities of the Company owned by such Purchaser and the number proposed to be registered and (iii) a description of any position, office, or other material relationship which the Purchaser has had within the past three years with the Company or any of its predecessors or affiliates.

In addition, in connection with the registration of Registrable Securities in accordance with paragraphs (a) of this Section 2, the Company’s obligation shall be conditioned as to each such public offering upon a timely receipt by the Company in writing of:

(i) Information as to participating Purchasers (to the extent required by the Rules and Regulations of the Securities Act) and the terms of such public offering furnished by or on behalf of each Purchasers intending to make a public offering of such Purchaser’s Registrable Securities;

(ii) Such other information as the Company may reasonably require from such Purchasers, or any underwriter for any of them, for inclusion in such Registration Statement; and

(iii) All documents reasonably requested by any underwriter in connection with the offering and any other documents customary in similar offerings, signed and delivered by such Purchaser, including, without limitation, underwriting agreements, custody agreements, powers of attorney, indemnification agreements, and agreements restricting other sales of securities.

(d) The Purchasers agree that, upon receipt of any notice from the Company of the happening of any of the following: (i) the issuance by the Securities and Exchange Commission of any stop order denying or suspending the effectiveness of any registration statement covering Registrable Securities or the initiation or threatening of any proceeding for that purpose, (ii) the Company’s receipt of any stop order denying registration or suspending the qualification of the Registrable Securities for sale or the initiation or threatening of any proceeding for such purpose or (iii) the happening of any event that makes any statement made in such registration statement, the related prospectus or any document incorporated by reference therein untrue or that requires any change in such registration statement, prospectus or document incorporated by reference therein to make the statements not include an untrue statement of material fact or not omit any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, the Purchasers shall discontinue the disposition of Registrable Securities until the Purchasers receive a supplemental or amended prospectus from the Company or until the Company advises such Purchasers in writing that the Purchasers may resume the use of such prospectus, and have received copies of any additional or supplemental filings which are incorporated by reference in the prospectus. If the Company so directs, such Purchasers will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the Purchasers’ possession, of the prospectus covering the Registrable Securities at the time the Purchasers received the notice. Upon the occurrence of such event, the Company shall immediately take such action as may be necessary to resume sale of the Registrable Securities and the use of such prospectus, by amendment or otherwise.

3. Certain Obligations of Holders. The last sentence of Section 7.7(a) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Notwithstanding the foregoing, the Company may suspend the effectiveness of any Shelf Registration Statement if the Securities and Exchange Commission (the

“SEC”) rules and regulations prohibit the Company from maintaining the effectiveness of a Shelf Registration Statement because its financial statements are stale at a time when its fiscal year has ended or it has made an acquisition reportable under Item 2 of Form 8-K or any other similar situation until the earliest time in which the SEC would allow the Company to re-effect a Shelf Registration Statement (provided that the Company shall use its best efforts to cure any such situation as soon as possible so that the Shelf Registration Statement can be made effective at the earliest possible time).”

4. Nasdaq Listing. At such time as the Company meets the listing standards of the Nasdaq National Market, the Company shall use its commercially reasonable best efforts to list the Common Stock on the Nasdaq National Market.

5. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the undersigned.

6. Governing Law. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

7. Other Provisions. All other provisions of the Purchase Agreement shall remain in full force and effect.

8. Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which will together constitute the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Purchase Agreement on the date first above written.

Print Name of Purchaser

By:

(Signature of Purchaser or Authorized Signatory) Name: Title:

Accepted on December             , 2003 by:

TenFold Corporation

By:

Name: Nancy M. Harvey Title: President, Chief Executive Officer, and Chief Financial Officer